UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 21, 2005

Date of Report

(Date of earliest event reported)

SOURCE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

UTAH	0-29129	87-0370820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Granite Meadow Lane

Sandy, Utah 84092

(Address of Principal Executive Offices)

(801) 943-5490

(Registrant’s Telephone Number)

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

o Soliciting material pursuant to Rule 14-a-12 under the Exchange Act

(17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2005, Source Energy Corporation (the “Company”, or “we”, “our”, “us” or words of similar import) announced it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Vista.com, Inc., a privately-held Washington corporation (“Vista”), and Vista Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub will be merged with and into Vista, and Vista will survive as a wholly-owned subsidiary of Source.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•	All of the shares of Vista issued and outstanding immediately prior to the closing of the Merger will be converted into the right to receive an aggregate of 15,966,838 shares of our common stock.

•

Immediately after closing of the Merger, there will be approximately 16,371,289 shares of our common stock issued and outstanding, approximately 94.5% of which shares will be held by the former shareholders of Vista.

•	Each outstanding option and warrant to acquire Vista capital stock will, upon closing of the Merger, be assumed by the Company and will thereafter be exercisable for shares of our common stock.

•	Certain promissory notes convertible into shares of Vista capital stock will, upon closing of the Merger, be assumed by the Company and will thereafter be convertible into shares of our common stock.

•

Upon closing of the Merger, our board of directors will consist of Keith A. Cannon, John R. Dennis, Harold H. Kawaguchi, Marvin A. Mall, Greg M. Stevenson and John R. Wall,, all of whom are existing directors of Vista.

•	The Merger Agreement contains customary representations and warranties, pre-closing covenants, and closing conditions, including approval of the Merger by Vista’s shareholders.

•	The Merger Agreement may be terminated if the Merger has not closed by November 30, 2005, and in certain other circumstances.

•

As a condition to the Merger, Jenson Services, Inc., a consultant to the Company (“Jenson Services”) and Craig Carpenter, the Company’s President (“Carpenter”) will sign an Indemnification Agreement pursuant to which they will agree to indemnify the Company and Vista from and against any and all past liabilities of the Company existing prior to the closing of the Merger, and in return Vista will pay $150,000 to each of Jenson Services and Carpenter; and will issue 500,000 shares of its common stock, of which (a) 280,000 shares will be issued to Jenson Services, (b) 150,000 shares will be issued to Carpenter, and (c) 70,000 shares will be issued to Leonard W. Burningham, Esq., as directed by Jenson Services.

•

The Company and Carpenter will execute a Lease Option Agreement pursuant to which the Company will have the option after the closing of the Merger to transfer and sell to Carpenter a certain oil and gas lease and related equipment and licenses in consideration of the full satisfaction of Carpenter’s $75,000 judgment outstanding against the Company.

As of the date of the Merger Agreement and currently, there were no material relationships between us or any of our affiliates and Vista, other than in respect of the Merger Agreement. Please refer to the press release issued by the Company on October 24, 2005, attached hereto as Exhibit 99.1 announcing the signing of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01	Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of October 21, 2005, by and among Source Energy Corporation, a Utah Corporation, Vista Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Source Energy Corporation, and Vista.com, Inc., a Washington corporation

99.1	Press release of Source Energy Corporation dated October 24, 2005, regarding the proposed Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE ENERGY CORPORATION
Dated: 10/24/05	/s/ CRAIG CARPENTER
Craig Carpenter President and Director

This current report on Form 8-K contains statements and information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including risks and uncertainties associated with the possibility that the Merger may not close, the realization of anticipated benefits of the transaction, general economic conditions, the combined company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, higher than anticipated expenses the combined company may incur in future quarters, and the Company’s working capital deficit and its ability to continue as a going concern.